                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


                                                                                              Settlement Date            03/31/2001
                                                                                              Determination Date         04/11/2001
                                                                                              Distribution Date          04/16/2001

I.      All Payments on the Contracts                                                                                3,079,863.76
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                             43,274.94
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                             0.00
V.      Servicer Monthly Advances                                                                                        50,237.48
VI.     Distribution from the Reserve Account                                                                                 0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               7,805.46
VIII.   Transfers to the Pay-Ahead Account                                                                               (5,586.66)

IX.     Less:  Investment Earnings distributions
        (a)  To Sellers with respect to the Collection Account                                                                0.00
        (b)  To Sellers with respect to the Pay-Ahead Account                                                              -219.09

Total available amount in Collection Account                                                                         $3,175,375.89
                                                                                                          =========================


DISTRIBUTION AMOUNTS                                            Cost per $1000
--------------------------------------------                -----------------------

1.   (a)  Class A-1 Note Interest Distribution                                                       0.00
     (b)  Class A-1 Note Principal Distribution                                                      0.00
          Aggregate Class A-1 Note Distribution                   0.00000000                                                  0.00

2.   (a)  Class A-2 Note Interest Distribution                                                       0.00
     (b)  Class A-2 Note Principal Distribution                                                      0.00
          Aggregate Class A-2 Note Distribution                   0.00000000                                                  0.00

3.   (a)  Class A-3 Note Interest Distribution                                                       0.00
     (b)  Class A-3 Note Principal Distribution                                                      0.00
          Aggregate Class A-3 Note Distribution                   0.00000000                                                  0.00

4.   (a)  Class A-4 Note Interest Distribution                                                       0.00
     (b)  Class A-4 Note Principal Distribution                                                      0.00
          Aggregate Class A-4 Note Distribution                   0.00000000                                                  0.00

5.   (a)  Class A-5 Note Interest Distribution                                                 147,160.67
     (b)  Class A-5 Note Principal Distribution                                              2,455,337.80
          Aggregate Class A-5 Note Distribution                  88.82247338                                          2,602,498.47

6.   (a)  Class A-6 Note Interest Distribution                                                 128,375.00
     (b)  Class A-6 Note Principal Distribution                                                      0.00
          Aggregate Class A-6 Note Distribution                   5.41666667                                            128,375.00

7.   (a)  Class B Note Interest Distribution                                                    59,285.00
     (b)  Class B Note Principal Distribution                                                        0.00
          Aggregate Class B Note Distribution                     5.56666667                                             59,285.00

8.   (a)  Class C Note Interest Distribution                                                    98,822.83
     (b)  Class C Note Principal Distribution                                                        0.00
          Aggregate Class C Note Distribution                     5.70833312                                             98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                         32,986.96
     (b)  Reimbursement of prior Monthly Advances                                               76,010.98
             Total Servicer Payment                                                                                     108,997.94

10.  Deposits to the Reserve Account                                                                                    177,396.65

Total Distribution Amount from Collection Account                                                                    $3,175,375.89
                                                                                                          =========================

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                           89,762.70
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                87,633.95
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                      12,055.23
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)           11,769.33
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                      201,221.21
                                                                                                          =========================

Payahead Account distributions to Sellers

--------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                     110.85954
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)          108.23046
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                          219.09

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                   0.00
        (b) Class A-2 Notes    @            0.06028                                                  0.00
        (c) Class A-3 Notes    @            6.140%                                                   0.00
        (d) Class A-4 Notes    @            6.250%                                                      0
        (e) Class A-5 Notes    @            6.420%                                             147,160.67
        (f) Class A-6 Notes    @            6.500%                                                 128375
                     Aggregate Interest on Class A Notes                                                                 275535.67

        (g) Class B Notes @                 0.0668                                                                           59285

        (h) Class C Notes @                 0.0685                                                                        98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                          0.00
        (b) Class A-2 Notes                                                                          0.00
        (c) Class A-3 Notes                                                                          0.00
        (d) Class A-4 Notes                                                                          0.00
        (e) Class A-5 Notes                                                                          0.00
        (f) Class A-6 Notes                                                                             0

        (g) Class B Notes                                                                            0.00
                                                            -----------------------

        (h) Class C Notes                                                                            0.00


3.   Total Distribution of Interest                             Cost per $1000
        (a) Class A-1 Notes                                       0.00000000                         0.00
        (b) Class A-2 Notes                                                0                         0.00
        (c) Class A-3 Notes                                       0.00000000                         0.00
        (d) Class A-4 Notes                                       0.00000000                            0
        (e) Class A-5 Notes                                       5.02254846                   147,160.67
        (f) Class A-6 Notes                                       5.41666667                       128375
                  Total Aggregate Interest on Class A Notes                                                              275535.67

        (g) Class B Notes                                        5.566666667                                             59,285.00

--------------------------------------------
        (h) Class C Notes                                               5.71                                              98822.83

                                                            -----------------------

PRINCIPAL

                                                                No. of Contracts
1.   Amount of Stated Principal Collected                                                      1022315.09
2.   Amount of Principal Prepayment Collected                          91.00                   1432141.24
3.   Amount of Liquidated Contract                                         1                       881.47
                                                                                                   ------
4.   Amount of Repurchased Contract                                        0                    0.0000000

       Total Formula Principal Distribution Amount                                                                    2,455,337.80

5.   Principal Balance before giving effect to Principal Distribution                          Pool Factor
        (a) Class A-1 Notes                                                                     0.0000000                     0.00
        (b) Class A-2 Notes                                                                     0.0000000                     0.00
        (c) Class A-3 Notes                                                                     0.0000000                     0.00
        (d) Class A-4 Notes                                                                     0.0000000                     0.00
        (e) Class A-5 Notes                                                                     0.9387941            27,506,667.85
        (f) Class A-6 Notes                                                                             1                 23700000

        (g) Class B Notes                                                                               1            10,650,000.00

        (h) Class C Notes                                                                               1            17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                      0

        (g) Class B Notes                                                                                                     0.00
                                                                      -----------------------

        (h) Class C Notes                                                                                                     0.00


7.   Principal Distribution                                                                  Cost per $1000
        (a) Class A-1 Notes                                                                    0.00000000                     0.00
        (b) Class A-2 Notes                                                                    0.00000000                     0.00
        (c) Class A-3 Notes                                                                    0.00000000                     0.00
        (d) Class A-4 Notes                                                                    0.00000000                     0.00
        (e) Class A-5 Notes                                                                   83.79992491             2,455,337.80
        (f) Class A-6 Notes                                                                             0                        0

        (g) Class B Notes                                                                               0                     0.00

        (h) Class C Notes                                                                               0                     0.00


8.   Principal Balance after giving effect to Principal Distribution                           Pool Factor
        (a) Class A-1 Notes                                                                     0.0000000                     0.00
        (b) Class A-2 Notes                                                                     0.0000000                     0.00
        (c) Class A-3 Notes                                                                     0.0000000                     0.00
        (d) Class A-4 Notes                                                                     0.0000000                     0.00
        (e) Class A-5 Notes                                                                     0.8549942            25,051,330.05
        (f) Class A-6 Notes                                                                             1                 23700000

        (g) Class B Notes                                                                       1.0000000            10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                               1              17312029.25


POOL  DATA

                                                                                    Aggregate
                                                                    No. of Contracts      Principal Balance
1.   Pool Stated Principal Balance as of        36981                  2,894               76,713,359.30

2.   Delinquency Information                                                                                          % Delinquent

              (a) 31-59 Days                                              58                 1,378,957.93               0.01797546
              (b) 60-89 Days                                              11                    214806.76              0.002800122
              (c) 90-119 Days                                              8                    65,352.42              0.000851904
              (d) 120 Days +                                               0                         0.00                        0

3.   Contracts Repossessed during the Due Period                           0                         0.00

                                                                                         --------------------------
4.   Current Repossession Inventory                                        1                    80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
     (a)  Aggregate Principal Balance of Liquidated Receivables            1                       881.47
     (b)  Net Liquidation Proceeds on any Liquidated Receivables                                43,274.94
     Total Aggregate Net Losses for the preceding Collection Period                                                      -42393.47

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                        -3249.95

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                                468              4293223.960

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                       0.092006417

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                          113.8343977

TRIGGER ANALYSIS
1.  (a)  Average 60+ Delinquency Percentage                           0.845%
    (b)  Delinquency Percentage Trigger in effect ?                       NO

2.  (a)  Average Net Loss Ratio                                 -4.73866E-05
    (b)  Net Loss Ratio Trigger in effect ?                               NO
    (c)  Net Loss Ratio (using ending Pool Balance)             -9.41059E-05

3.  (a)  Servicer Replacement Percentage                         -0.00044676
--------------------------------------------
    (b)  Servicer Replacement Trigger in effect ?                         NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                              32,986.96

2.   Servicer Advances                                                                                                    50237.48

3.   (a)  Opening Balance of the Reserve Account                                                                        5325240.59
     (b)  Deposits to the Reserve Account                                                       177396.65
     (c)  Investment Earnings in the Reserve Account                                             23824.56
     (d)  Distribution from the Reserve Account                                                -201221.21
     (e)  Ending Balance of the Reserve Account                                                                        5325240.59

4.   Specified Reserve Account Balance                                                                                  5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                        51443.45